Exhibit 3.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CALUMET GP, LLC

A Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CALUMET GP, LLC, a Delaware limited liability company (the “Company”), is adopted, executed and agreed to by the sole member of the Company, effective as of July 10, 2024.

1. FORMATION. The Company has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2. TERM. The Company shall have a perpetual existence.

3. PURPOSES. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4. SOLE MEMBER. Calumet, Inc., a Delaware corporation (the “Sole Member”), is the sole member of the Company.

5. CLASSIFICATION AS A CORPORATION. The Sole Member intends that the Company be classified as an association taxable as a corporation for all U.S. federal and state income tax purposes, and the Sole Member shall consistently treat the Company as an association taxable as a corporation for U.S. federal and state income tax purposes. The Sole Member agrees to timely file IRS Form 8832 to effect the Company’s election to be classified as a corporation effective as of July 10, 2024.

6. AUTHORITY; POWERS AND DUTIES OF THE SOLE MEMBER. The Sole Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action taken by the Sole Member shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Sole Member as set forth in this Agreement. The Sole Member shall have all rights and powers of a manager under the Act, and shall have such authority, rights and powers in the management of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

7. ELECTION OF OFFICERS; DELEGATION OF AUTHORITY. The Sole Member may, from time to time, designate one or more officers with such titles as may be designated by the Sole Member to act in the name of the Company with such authority as may be delegated to such officers by the Sole Member (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Sole Member. Any action taken by an Officer designated by the Sole Member pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her.

8. EXCULPATION AND INDEMNIFICATION.

A.

Neither the Sole Member nor any current or former affiliate, member, stockholder, equityholder, officer, director, employee or agent of the Company or the Sole Member (including the executors, heirs, assigns, successors or other legal representatives of any such persons) (collectively, the “Covered Persons”) shall be liable to the Company, the Sole Member or any other person or entity who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person engaged in fraud or intentional malfeasance.

B.

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person engaged in fraud or intentional malfeasance; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and the Sole Member shall not have any personal liability on account thereof.

C.

To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

D.

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the person or entity as to matters the Covered Person reasonably believes are within such other person or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid.

E.

The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Sole Member to replace and eliminate, as applicable, such other duties and liabilities of such Covered Person.

F.

Notwithstanding the foregoing provisions of this Section, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Sole Member; provided, however, that a Covered Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section to the extent the Covered Person is successful on the merits in such proceeding (or part thereof).

G.	The foregoing provisions of this Section shall survive any termination of this Agreement.

H.

No amendment, modification or repeal of this Section shall have the effect of limiting or denying any rights under this Section with respect to actions taken or omitted to be taken or proceedings arising prior to any amendment, modification or repeal.

9. DISSOLUTION. The Company shall dissolve and its affairs shall be wound up pursuant to a written instrument executed by the Sole Member at such time, if any, as the Sole Member may elect and at such time, if any, as the Company shall cease to have any members.

10. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT-OF-LAWS RULES).

11. AMENDMENTS. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Sole Member.

(Remainder of page intentionally left blank. Signature page follows.)

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused this Agreement to be duly executed as of the date first written above.

CALUMET, INC.

By:	/s/ Gregory J. Morical
Name:	Gregory J. Morical
Title:	Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CALUMET GP, LLC